February 29, 2008

Mr. Ralph C. Eucher

President and Chief Executive Officer

Principal Investors Fund, Inc.

Principal Financial Group

Des Moines, IA 50392-2080

Dear Mr. Eucher

Principal Life Insurance Company intends to purchase the following shares (the “Shares”):

Principal Investors Fund, Inc. -	Purchase Amount	Shares Purchased
Principal LifeTime 2015 Fund, Select Class	$10,000	1,000
Principal LifeTime 2015 Fund, Preferred Class	$10,000	1,000
Principal LifeTime 2015 Fund, Advisors Select Class	$10,000	1,000
Principal LifeTime 2015 Fund, Advisors Preferred Class	$10,000	1,000
Principal LifeTime 2015 Fund, Advisors Signature Class	$10,000	1,000
Principal LifeTime 2015 Fund, Institutional Class	$10,000	5,000
Principal LifeTime 2025 Fund, Select Class	$10,000	1,000
Principal LifeTime 2025 Fund, Preferred Class	$10,000	1,000
Principal LifeTime 2025 Fund, Advisors Select Class	$10,000	1,000
Principal LifeTime 2025 Fund, Advisors Preferred Class	$10,000	1,000
Principal LifeTime 2025 Fund, Advisors Signature Class	$10,000	1,000
Principal LifeTime 2025 Fund, Institutional Class	$10,000	5,000
Principal LifeTime 2035 Fund, Select Class	$10,000	1,000
Principal LifeTime 2035 Fund, Preferred Class	$10,000	1,000
Principal LifeTime 2035 Fund, Advisors Select Class	$10,000	1,000
Principal LifeTime 2035 Fund, Advisors Preferred Class	$10,000	1,000
Principal LifeTime 2035 Fund, Advisors Signature Class	$10,000	1,000
Principal LifeTime 2035 Fund, Institutional Class	$10,000	5,000
Principal LifeTime 2045 Fund, Select Class	$10,000	1,000
Principal LifeTime 2045 Fund, Preferred Class	$10,000	1,000
Principal LifeTime 2045 Fund, Advisors Select Class	$10,000	1,000
Principal LifeTime 2045 Fund, Advisors Preferred Class	$10,000	1,000
Principal LifeTime 2045 Fund, Advisors Signature Class	$10,000	1,000
Principal LifeTime 2045 Fund, Institutional Class	$10,000	5,000
Principal LifeTime 2055 Fund, Select Class	$10,000	1,000
Principal LifeTime 2055 Fund, Preferred Class	$10,000	1,000
Principal LifeTime 2055 Fund, Advisors Select Class	$10,000	1,000
Principal LifeTime 2055 Fund, Advisors Preferred Class	$10,000	1,000
Principal LifeTime 2055 Fund, Advisors Signature Class	$10,000	1,000
Principal LifeTime 2055 Fund, Institutional Class	$10,000	5,000

Each share has a par value of $10.00 per share. In connection with such purchase, Principal Life Insurance Company represents and warrants that it will purchase such Shares as an investment and not with a view to resell, distribute or redeem.

PRINCIPAL LIFE INSURANCE COMPANY

BY _/s/Michael D. Roughton_____________________

Michael D. Roughton